Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Sean B. O’Connor

Vice President, Finance and Chief Financial Officer

LeCroy Corporation

Tel: 845-425-2000

LeCroy Expects Record Sales of $51.1 Million

for Second Quarter of Fiscal 2012

Revenues Grow 13.5% Year-on-Year;

Board Authorizes Repurchase of up to 5 Million Outstanding Common Shares;

Company Reduces Debt by $7 Million

CHESTNUT RIDGE, NY, JANUARY 9, 2012 – LeCroy Corporation (NASDAQ: LCRY), a leading supplier of oscilloscopes, protocol analyzers and serial data test solutions, today announced preliminary financial results for its fiscal second quarter ended December 31, 2011.

For the second quarter of fiscal 2012, LeCroy expects to report a 13.5% year-over-year increase in revenues to approximately $51.1 million. Non-GAAP operating margin for the second quarter of fiscal 2012 is expected to be approximately 14% and non-GAAP net income per diluted common share is expected to be approximately 30 cents. Cash from operations for the second quarter is expected to be approximately $4 million and the Company reduced debt by approximately $7 million.

“Our top-line results for the quarter continued to be strong and were in line with our expectations,” said LeCroy President and Chief Executive Officer Tom Reslewic. “With approximately 13.5% year-over-year growth, we expect the second quarter of 2012 to be our eleventh consecutive quarter of sequential sales growth. Despite significant uncertainty in the global economic outlook and tumultuous financial markets in Europe, LeCroy booked record orders for the December quarter. However, the significant decline in the value of the Euro had a slightly negative effect on our margins.”

“The second half of our fiscal year began with the launch of some very exciting new products that further extend our technology lead at the high end of the oscilloscope market,” said Reslewic. “We continue to closely monitor the economic conditions and have modestly trimmed our expenses consistent with the moderating growth in the global economy. We will be watching the early quarter order rate very carefully and we expect to provide guidance for our third quarter and fiscal year on our earnings call later this month.”

The preliminary financial information presented herein reflects LeCroy’s most current understanding of its financial results. A detailed GAAP to non-GAAP reconciliation will be provided in the Company’s second-quarter financial results press release scheduled for the week of January 23, 2012.

Share Repurchase Authorization

LeCroy also announced today that its Board of Directors has authorized the repurchase of up to five million shares. The authorization replaces the original plan implemented in May 2006.

The Company may purchase shares of its common stock from time to time on the open market and in privately negotiated transactions at the discretion of management.

“The share repurchase program is a testament to the Board’s confidence in LeCroy’s prospects and our commitment to maximizing shareholder value,” said Reslewic. “We believe that our solid balance sheet, coupled with strong free cash flow, will support our initiatives going forward.”

Needham Growth Conference Webcast

LeCroy will webcast its live presentation from the Needham Growth Conference on Tuesday, January 10 at 10:00 a.m. ET. A replay of the webcast will be available on the Company’s website for approximately 90 days. To access the live and archived webcast, visit the “Events Calendar” section in the “Investors” portion of LeCroy’s website: www.lecroy.com.

About LeCroy Corporation

LeCroy Corporation is a worldwide leader in signal integrity test solutions, creating advanced instruments that drive product innovation by quickly measuring, analyzing and verifying complex electronic signals. The Company offers high-performance oscilloscopes, serial data analyzers and global communications protocol test solutions used by design engineers in the computer, semiconductor and consumer electronics, data storage, automotive and industrial, and military and aerospace markets. LeCroy’s 47-year heritage of technical innovation is the foundation for its recognized leadership in “WaveShape Analysis” - capturing, viewing and measuring the high-speed signals that drive today’s information and communications technologies. LeCroy is headquartered in Chestnut Ridge, New York. Company information is available at www.LeCroy.com.

Safe Harbor

This preliminary financial information is subject to change and is based on management’s estimates derived from the information available at this time. In addition, the financial information provided has not yet been reviewed by the Company’s independent registered public accounting firm and is subject to that review and may change before filing on Form 10-Q, which the Company expects to file in February 2012. This release contains forward-looking statements, including those pertaining to expectations regarding LeCroy’s preliminary second-quarter fiscal 2012 financial results. There can be no assurance that actual results will not materially differ from expectations.

Actual performance and results of operations may differ materially from those projected or suggested in the forward-looking statements due to certain risks and uncertainties including, without limitation, adverse changes in general economic or political conditions in any of the major countries in which LeCroy does business; volume and timing of orders received; changes in the mix of products sold; competitive pricing pressure; the availability and timing of funding for the Company’s current products; delays in development or shipment of LeCroy’s new products or existing products; introduction of new products by existing and new competitors; failure to successfully manage transitions to new markets; failure to anticipate and develop new products and services in response to changes in demand; failure to obtain and maintain cost reductions; difficulty in predicting revenue from new products; disputes and litigation; inability to protect LeCroy’s intellectual property from third-party infringers; failure to manage LeCroy’s sales and distribution channels effectively; disruption of LeCroy’s business due to catastrophic events; risks associated with international operations; fluctuations in foreign currency exchange rates; changes in, or interpretations of, accounting principles; inventory write-down; impairment of long-lived assets; valuation of deferred tax assets; unanticipated changes in, or interpretations of, tax rules and regulations; LeCroy’s inability to attract and retain key personnel; and interruptions or terminations in LeCroy’s relationships with turnkey assemblers.

For further discussion of these and other risks and uncertainties, individuals should refer to LeCroy’s SEC filings, which are available at the Company’s website www.lecroy.com. LeCroy undertakes no obligation to publicly update forward-looking statements, whether because of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

Certain disclosures in this press release include “non-GAAP financial measures.” A non-GAAP financial measure is defined as a numerical measure of a company’s financial performance, financial position or cash flows that excludes or includes amounts so as to be different from the most directly comparable measure calculated and presented in accordance with GAAP in the Consolidated Balance Sheets, Consolidated Statements of Operations or Cash Flows of the company.

The non-GAAP results are a supplement to the financial statements based on generally accepted accounting principles (“GAAP”). The Company believes this presentation provides investors and LeCroy management with additional insight into its underlying results because of the materiality of certain primarily non-cash charges. The Company excludes these expenses when evaluating core operating activities and for strategic decision making, forecasting future results and evaluating current performance.

We define non-GAAP gross profit as gross profit as reported under GAAP plus or minus primarily non-cash charges for share-based compensation (benefit) costs and business realignment charges included in cost of revenues. Non-GAAP gross margin is computed as non-GAAP gross profit as a percentage of total revenues. Non-GAAP gross profit and non-GAAP gross margin are not substitutes for comparable GAAP measures.

We define non-GAAP operating income as operating income (loss) reported under GAAP plus or minus primarily non-cash charges for share-based compensation (benefit) costs, business realignment charges, acquisition costs and amortization of intangible assets acquired through the Bogatin Enterprises, L.L.C. transaction. A significant portion of our stock-based compensation benefit was the result of the decrease in the fair value of our SARs, driven primarily by the decline in our stock price. Non-GAAP operating income is not a substitute for GAAP operating income (loss).

We define non-GAAP net income as net income (loss) reported under GAAP plus or minus primarily non-cash charges for share-based compensation (benefit) costs, business realignment charges, acquisition costs and amortization of intangible assets acquired through the Bogatin Enterprises, L.L.C. transaction, write-off of debt issue costs and non-cash amortization of debt discount on convertible notes, each net of applicable income taxes, such that the effective tax rate, for non-GAAP net income is approximately 30% and 27% on a year-to-date basis, adjusted for tax return filing true-ups and reserve adjustments, for the 2011 and 2012 periods, respectively. Non-GAAP net income is not a substitute for GAAP net income (loss).

We define non-GAAP net income per diluted common share as non-GAAP net income divided by the weighted average number of shares outstanding plus the dilutive effect of stock options, and restricted stock, calculated consistent with GAAP, as applicable. Non-GAAP net income per diluted common share is not a substitute for GAAP net income (loss) per diluted common share.

Non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income and non-GAAP net income per diluted common share, as we defined them, may differ from similarly named measures used by other entities and, consequently, could be misleading unless all entities calculate and define such non-GAAP measures in the same manner. Net Debt is defined as bank debt less cash and cash equivalents. A detailed GAAP to non-GAAP reconciliation, as well as third-quarter and full year fiscal 2012 financial guidance, will be provided in the Company’s second-quarter financial results press release scheduled for the week of January 23, 2012.

By definition, non-GAAP measures do not give a full understanding of LeCroy; therefore, to be truly valuable, they must be used in conjunction with the GAAP measures. We strongly encourage investors to review our consolidated financial statements and publicly filed reports in their entirety and not rely on any single financial measure.

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